EXHIBIT 10.21


                       THE TIMKEN COMPANY

                         Promissory Note


$340,000                                 Dated: December 17, 1999


     For value received, James W. Griffith, an individual whose residence is located at 1671 Markley in N.Canton, OH (the "Maker"), hereby promises to pay to The Timken Company (the "Holder"), or assigns, on or before December 16, 2004 (the "Maturity Date"), the principal sum of Three Hundred Forty Thousand Dollars ($340,000), or such part thereof as then remains unpaid, together with interest thereon at the rate of 6.20 percent per annum on the unpaid balance. Accrued interest shall be payable not less frequently than annually. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Maker.

     This Note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty. The unpaid principal amount of this Note shall be and become immediately due and payable without notice or demand, at the option of the Holder, upon the occurrence of any of the following events:

          (a) the termination of the Maker's employment with the Holder or any of its subsidiaries, with or without cause, for any reason or for no reason, unless (i) he is terminated involuntarily by the Holder or unless (ii) his employment terminates under any circumstances after the occurrence of a change in control of the Holder (as defined in the Severance Agreement between the Maker and the Holder dated February 13, 1997, as such Agreement may be amended from time to time);

          (b) the death or disability (within the meaning of the Holder's long-term disability plan) of the Maker;

          (c) the failure of the Maker to pay his debts as they become due, the insolvency of the Maker, the filing by or against the Maker of any petition under the United States Bankruptcy Code (or the filing of any similar petition under the insolvency law of any jurisdiction), or the making by the Maker of an assignment or trust mortgage for the benefit of creditors or the appointment of a receiver, custodian or similar agent with respect to, or the taking by any such person of possession of, any property of the Maker; or

          (d) the issuance of any writ of attachment, by trustee process or otherwise, or any restraining order or injunction not removed, repealed or dismissed within thirty (30) days of issuance, against or affecting the person or property of the Maker or any liability or obligation of the Maker to the Holder.

     Nothing in this Note restricts the Maker from selling or otherwise disposing of any of his assets, including any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and this Note is not directly or indirectly secured by any "margin stock". By its acceptance of this Note, the Holder agrees that it has extended the credit evidenced hereby in good faith without any reliance upon any "margin stock" as collateral for the extension or maintenance of the credit evidenced hereby.

          In case any payment herein provided for shall not be paid when due, the Maker further promises to pay all costs of collection, including all reasonable attorneys' fees, to the extent permitted by law.

          No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.
The Maker hereby waives presentment, demand, notice of prepayment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The undersigned hereby assents to any indulgence and any extension of time for payment of any indebtedness evidenced by this Note that is granted or permitted by the Holder.

          This Note shall be governed by and construed in accordance with, the internal substantive laws of the State of Ohio.



                                   James W. Griffith

               Witness